Exhibit 10.2
STERLING CONSTRUCTION COMPANY, INC.

Stock Incentive Plan

1.
Background.  The Board of Directors of Sterling Construction Company, Inc. (the "Company") on July 23, 2001 adopted the 2001 Stock Incentive Plan and the stockholders of the Company on October 16, 2001 approved it.  The purpose of this amendment and restatement is to (a) extend its term; (b) to conform it to applicable law; and (c) to change its name to the Sterling Construction Company, Inc. Stock Incentive Plan.  As initially adopted and as amended and in effect from time to time therafter, it will be referred to herein as this "Plan.")

2.
Purpose.  The purpose of this Plan is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing those persons with opportunities for equity ownership and performance-based incentives, and thereby to better align the interests of those persons with the interests of the Company's stockholders.  Except where the context otherwise requires, the term "Company" shall include Sterling Construction Company, Inc. and all its present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code.")

3.
Eligibility.  All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, and to be awarded restricted stock and other stock-based compensation (each, an "Award") under this Plan.  Any person to whom an Award has been made under this Plan shall be deemed a "Participant."

4.	Administration of this Plan & Delegation.
4.1	Administration by the Board of Directors.
(a)
This Plan will be administered by the Board of Directors of the Company (the "Board.")  The Board shall have authority to make Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to this Plan as it shall deem advisable.

(b)
The Board shall determine the extent, if any, to which any performance criteria or other conditions applicable to the vesting of an Award have been satisfied or whether such criteria shall be waived or modified.

(c)
The Board may interpret this Plan and correct any defect, supply any omission, or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it shall deem expedient to carry this Plan into effect, and the Board shall be the sole and final judge of such expediency.

(d)
No member of the Board shall be liable for any action or determination relating to this Plan, and no director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination under this Plan made in good faith.

(e)	All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in this Plan or in any Award.
4.2	Delegation by the Board.
(a)
To the extent permitted by applicable law, the Board may delegate any or all of its powers under this Plan to one or more committees or subcommittees of the Board (each a "Committee.")  All references in this Plan to the "Board" shall mean the Board or a Committee to the extent that the Board's powers or authority under this Plan have been delegated to the Committee.

(b)
So long as the Company’s common stock, par value $0.01 per share (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act") the Board shall appoint one such Committee and delegate the administration of this Plan to that Committee.  The Committee shall consist of not less than three members, each member of which shall —

(i)	be a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act;
(ii)	be an "outside director" within the meaning of Section 162(m) of the Code and the Treasury regulations issued thereunder; and
(iii)	satisfy the requirements for independence of any exchange or trading system on which the Common Stock is traded.
5.	Shares Available for Awards.
5.1
Number of Shares.  Subject to adjustment under Section 5.4, below, Awards may be made under this Plan covering up to 1,900,000 shares of Common Stock, and the maximum number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Incentive Stock Options is 1,900,000.  Shares issued under this Plan may consist in whole or in part of authorized but un-issued shares or treasury shares.

5.2
If any Award (a) expires; (b) is terminated, surrendered or canceled without having been fully exercised; or (c) is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for making Awards under this Plan, subject, however, in the case of Incentive Stock Options to any limitation required under the Code.

5.3	Calendar Year Per-Participant Limitation.
(a)	The maximum number of shares of Common Stock subject to Options (as defined in Section 6, below) awarded to any one Participant pursuant to this Plan in any calendar year shall not exceed 100,000.
(b)	The maximum number of shares of Common Stock which may be subject to Restricted Stock Awards (as defined in Section 7, below) made to any one Participant in any calendar year shall not exceed 100,000.
(c)	The maximum amount of any other compensation that may be paid to any Participant pursuant to any Awards under this Plan in any calendar year —
(i)
shall not exceed the fair market value (determined as of the date of payment) of 100,000 shares of Common Stock if the compensation under the Award is denominated under the Award agreement only in terms of shares of Common Stock or a multiple of the fair market value per share of Common Stock; or

(ii)	in all other cases, shall not exceed $1,000,000.
(d)	This Section 5.3 shall be construed and applied consistently with Section 162(m) of the Code.
5.4	Adjustment in the Number of Shares.
(a)
In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend —

(i)	the number and class of securities available under this Plan;
(ii)	the number and class of security and the exercise price per share subject to each outstanding Option;
(iii)	the repurchase price per security, if any, subject to each outstanding Restricted Stock Award; and
(iv)	the terms of each other outstanding stock-based Award,
shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate.
(b)	Notwithstanding the foregoing, all such adjustments, if any, shall be made —

(i)
in a manner consistent with the requirements of Section 409A of the Code in the case of an Award to which Section 409A of the Code is applicable or would be applicable as a result of, or in connection with, any actual or proposed adjustment or adjustments;

(ii)	in a manner consistent with the requirements of Section 424(a) of the Code in the case of Incentive Stock Options; and
(iii)	in a manner consistent with Section 162(m) of the Code in the case of any Award held by a Participant and intended to constitute performance-based compensation.
(c)	The Board’s determinations regarding the foregoing adjustments shall be final, binding and conclusive with respect to the Company and all other interested persons.
6.	Stock Options.
6.1
General.  The Board may grant options to purchase Common Stock (each an "Option") and may determine all of the the terms, conditions and limitations applicable to each Option, including such conditions relating to applicable federal or state securities laws as it considers necessary, appropriate or advisable.

6.2
Incentive Stock Options.  An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to, and shall be construed consistently with, the requirements of Section 422 of the Code.  The Company shall have no liability to a Participant or any other party if an Option (or any part thereof) that is intended to be an Incentive Stock Option is for any reason not an Incentive Stock Option.  An Option that is not intended to be an Incentive Stock Option shall be designated a "Non-Statutory Stock Option."

6.3	Exercise Price and Other Terms.
(a)
At the time each Option is awarded, the Board shall establish and specify the exercise price in accordance with applicable laws, rules and regulations; the time or times at which the Option is exercisable; and the term of the Option.

(b)
Options may only be exercised by delivery to the Company of a written notice of exercise signed by the Participant or other person authorized to do so on behalf of the Participant together with payment in full for the number of shares being purchased in the manner set forth in Section 6.4, below.

6.4	Methods of Payment.
(a)
The purchase price of Common Stock purchased pursuant to the exercise of an Option shall be paid in cash or by check payable to the order of the Company except to the extent that the Board permits any other method of payment in a particular option agreement or generally as to all Options.

(b)
If the Common Stock is registered under the Exchange Act, payment of the purchase price may also be made by delivery of an irrevocable and unconditional undertaking by a credit-worthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and/or any applicable withholding tax, or by delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a credit worthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and/or any applicable withholding tax.

7.	Restricted Stock Awards.
7.1
Grants.  The Board may make Awards entitling the recipient to acquire shares of Common Stock subject to the right of the Company to repurchase from the recipient all or some of such shares at their issue price or other stated or formula price, or may make Awards without requiring any payment therefor that are subject to forfeiture of the shares covered by the Award in the event that conditions specified by the Board in the Award agreement are not satisfied prior to the end of a restriction period or periods established by the Board for such Award (each a "Restricted Stock Award.")

7.2
Terms and Conditions.  The Board shall determine the terms and conditions of any Restricted Stock Award, including the issue price, if any, and the conditions for repurchase or forfeiture.  Any one or more stock certificates issued to cover a Restricted Stock Award shall be registered in the name of the Participant.  Unless otherwise determined by the Board, the Participant shall deposit or leave each certificate together with a stock power endorsed in blank by the Participant with the Company or its designee.  At the expiration of a restriction period, the Company (or such designee) shall deliver to the Participant the certificate representing the shares that are no longer subject to restrictions.  If the Participant has died, the certificate shall be delivered to the beneficiary designated by the Participant to receive amounts due to, or to exercise the rights of, the Participant in the event of his or her death (the "Designated Beneficiary.")  The manner of such designation shall be determined by the Board.  In the absence of an effective designation by a Participant, the Designated Beneficiary shall be the Participant's estate.

8.
Other Stock-Based Awards.  The Board shall have the right to make any other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

9.	General Provisions Applicable to Awards.
9.1	Transferability of Options. During the lifetime of a Participant, Options shall be exercisable only by the Participant.
(a)	Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except —
(i)	by will or the laws of descent and distribution; or
(ii)	to immediate family members to the extent permitted by applicable laws, provided that the transferee delivers to the Company a written instrument agreeing to be bound by all of the terms of the Award as if the transferee were the person to whom it was granted.
(b)
"Immediate family members" shall consist only of a person's spouse, parent, issue or any spouse of any such parent or issue (including issue by adoption) or a trust established for the benefit of a person's spouse, parent, issue or any spouse of any such parent or issue (including issue by adoption.)

(c)
References to a Participant, to the extent relevant in the context, shall include references to transferees authorized under this Plan; provided however, irrespective of any such transfer or assignment of an Option, the Company shall only be obliged to send notices with respect to that Option to the original grantee thereof, or in the event of the Participant’s death or disability, to his or her personal representative.

9.2
Documentation of Awards.  Each Award under this Plan shall be evidenced by a written agreement in such form as the Board shall determine.  Each Award may contain terms and conditions in addition to, but not inconsistent with, those set forth in this Plan.

9.3
Board Discretion as to Awards.  Except as otherwise provided by this Plan, each type of Award may be made alone, or in addition to, or in relation to, any other type of Award.  The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

9.4
A Participant's Change of Status.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant, and the extent to which, and the period during which, the Participant or the Participant's personal representative or Designated Beneficiary may exercise rights under the Award.

9.5
Substitute Awards.  The Board may make Awards under this Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company as a result of a merger or consolidation of the employing entity with the Company, or the acquisition by the Company of property or stock of the employing entity.  Each substitute Award shall be made on such terms and conditions as the Board considers appropriate in the circumstances.

9.6
Tax Withholding.  Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability.  The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value as determined by the Board in good faith.  The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to such Participant.

9.7	Amendment of Awards. The Board may amend, modify or terminate any outstanding Award, including by —
(a)	Substituting therefor another Award of the same or a different type;
(b)	Changing the date of exercise or realization; and/or
(c)	By converting an Incentive Stock Option into a Non-Statutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.
9.8
Pre-Conditions to Delivery of Shares.  The Company will not be obligated to deliver any shares of Common Stock pursuant to this Plan or to remove restrictions from shares previously delivered under this Plan until —

(a)	All conditions of the Award have been met or removed to the satisfaction of the Company;
(b)
In the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations; and

(c)
The Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules and regulations.

9.9	Acceleration of Awards. The Board may at any time provide as follws:
(a)	That any Option shall become immediately exercisable in full or in part.
(b)	That any Restricted Stock Award shall be free of some or all restrictions.
(c)	That any other stock-based Award may become exercisable in full or in part or become free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
9.10
Re-pricing Options and Stock Appreciation Rights. Notwithstanding any other provision of this Plan, and except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Common Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities, or similar transaction(s)), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price of such outstanding options or stock appreciation rights; (b) cancel outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights; or (c) cancel outstanding options or stock appreciation rights with an exercise price above the current stock price in exchange for cash or other securities.

10.	Definition of a Change of Control. A Change of Control of the Company shall be deemed to have occurred upon the occurrence of any of the following events:
•	A "Change in Ownership;"
•	A "Change in Effective Control;" or

•	A "Change in Ownership of Assets"
as those terms are defined below.
10.1	A Change in Ownership.
(a)
A Change in Ownership shall be deemed to occur on the date that any Person or Group (as those terms are defined below) acquires ownership of stock of the Company that, together with stock held by that Person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company.

(b)
If any Person or Group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Group is not considered to cause a Change in Ownership or to cause a Change in Effective Control.

(c)
An increase in the percentage of stock owned by any Person or Group as a result of a transaction in which the Company acquires its own stock in exchange for property (but not when the Company acquires its own stock for cash) will be treated as an acquisition of stock for purposes of this Agreement.

(d)
This Section 10.1 applies only when there is a transfer of stock of the Company or issuance of stock of the Company, and stock in the Company remains outstanding after the transaction.  Section 10.3, below, describes a change in ownership of assets.

10.2
A Change in Effective Control.  A Change in Effective Control shall be deemed to occur on the date on which a majority of the Company’s board of directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the appointment or election.

10.3	A Change in Ownership of Assets.
(a)
A Change in Ownership of Assets shall be deemed to occur on the date that any Person or Group acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person or Group) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.  For purposes of this Section 10.3 —

(i)	the Company means and includes its consolidated subsidiaries; and
(ii)	gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
(b)	There is no change in control event under this Section 10.3 when there is a transfer to an entity that is controlled by the stockholders of the Company immediately after the transfer.
(c)	A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to —
(i)	a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;
(ii)	an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company;
(iii)	a Person or Group that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or
(iv)	an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person or Group described in the immediately preceding Subsection (iii).
(d)
Except as otherwise provided above in Section 10.3(c)(iii), a person's status is determined immediately after the transfer of the assets.  For example, a transfer to a corporation in which the Company has no ownership interest before the transaction, but that is a majority-owned subsidiary of the Company after the transaction, is not a Change in Ownership of Assets.

10.4
Section 409A of the Code.  Notwithstanding any provision to the contrary herein, in any circumstance in which the foregoing definition of Change of Control of the Company would be operative and with respect to which the income tax under Section 409A of the Code would apply or be imposed, but where such tax would not apply or be imposed if the meaning of the term "Change of Control of the Company" met the requirements of Section 409A(a)(2)(A)(v) of the Code, then the term "Change of Control of the Company" herein shall mean, but only for the transaction so affected, a "change in control event" within the meaning of Treasury regulation §1.409A-3(i)(5).

10.5
Consequences of a Change of Control.  Upon the occurrence of a Change of Control of the Company or the execution by the Company of any agreement which results in a Change of Control of the Company, the Board shall take one or more of the following actions with respect to then outstanding Awards:

(a)
Provide that such Awards shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof;) provided however, that any stock options substituted for Incentive Stock Options shall to the extent that it is reasonably practical to do so, be made to satisfy (in the determination of the Board) the requirements of Section 424(a) of the Code, but if a substituted option shall fail for any reason to satisfy such requirements, such option shall become a Non-Statutory Stock Option and provided further, that the substitution shall satisfy the requirements of Treasury regulation Section 1.409A-1(b)(5)(v)(D) so as not to be treated as the grant of a new stock right or change in the form of payment for purposes of Treasury regulation Sections 1.409A-1 through 1.409A-6;

(b)
In the event of a transaction resulting in a Change of Control of the Company under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such transaction (the "Acquisition Price") provide that all outstanding Options shall terminate upon consummation of such transaction and that Participants shall receive, in exchange for such Options, a cash payment equal to the amount, if any, by which (i) the Acquisition Price multiplied by the number of shares of Common Stock subject to the outstanding Options (whether or not then exercisable), exceeds (ii) the aggregate exercise price of such Options; and/or

(c)	Accelerate in full the vesting of such Awards; and/or
(d)	Take any other actions the Board deems appropriate.
11.	Other Provisions.
11.1
No Right to Employment or Other Status.  No person shall have any claim or right to an Award, and the making of an Award to a person shall not be construed as giving such person the right to continued employment or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under this Plan, except as otherwise expressly provided in the Award.

11.2
No Rights as a Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed pursuant to an Award until becoming the record holder of such shares.

11.3
Effective Date and Term of Plan.  The amendment and restatment of this Plan shall become effective on the date on which it is adopted by the Board.  No Awards shall be granted under this Plan after the earlier of the tenth anniversary of (a) the date on which the amendment and restatement of this Plan was adopted by the Board; and (b) the date the amendment and restatement of this Plan was approved by the Company's shareholders, but Awards granted within such period may extend beyond the tenth anniversary.

11.4
Amendment of Plan.  The Board may amend, suspend or terminate this Plan or any portion thereof at any time, provided that no amendment shall be made without subsequent stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirements.  Amendments requiring stockholder approval shall become effective when adopted by the Board.

11.5
Governing Law.  The provisions of this Plan and all Awards made under this Plan shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to any of its applicable conflicts of law provisions.

11.6
No Guarantee of Tax Consequences.  The Participant shall be solely responsible and liable for any tax consequences (including, but not limited to, any interest or penalties) as a result of participation in this Plan.  Neither the Board, nor the Company nor any Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate in this Plan and assumes no liability whatsoever for the tax consequences to the Participants.

11.7
A Specified Employee Under Section 409A of the Code.  Subject to any restrictions or limitations contained herein, in the event that a "specified employee" (as defined under Section 409A of the Code) becomes entitled to a payment under this Plan that is subject to Section 409A of the Code (and which does not qualify for any exceptions or exemption from Section 409A of the Code, such as the short-term deferrals and for separation pay only upon an involuntary separation from service exception) on account of a "separation from service" (as defined under Section 409A of the Code) such payment shall not occur until the date that is six (6) months plus one (1) day from the date of such "separation from service."

12.
Compliance with Section 409A of the Code.  Certain items of compensation paid pursuant to this Plan are or may be subject to Section 409A of the Code.  In such instances, this Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.

________________

Adopted by the Board of Directors on July 23, 2001 and Approved by Stockholders on October 16, 2001
Amended by the Board of Directors March 17, 2006 and approved by Stockholders on May 10, 2006
Amended by the Board of Directors November 16, 2007
Amended by the Board of Directors on May 8, 2008 to be effective May 9, 2008
Amended and Restated by the Board of Directors on May 6, 2011
Amended by the Board of Directors on May 1, 2012
Approved by Stockholders on May 8, 2012
Amended by the Board of Directors on March 13, 2014
Approved by Stockholders on My 9, 2014